UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2016

Elray Resources Inc.
(Exact name of Company as specified in its charter)

Nevada	000-54840	98-0526438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3651 Lindell Road, Suite D131 Las Vegas, NV 89103
(Address of principal executive offices)

Phone: (917) 775-9689
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On the August 25th, 2016 the Management of Elray Resources Inc. (the “Company”) entered into a Strategic Partnership Agreement (“Agreement”) with Articulate Pty.  Articulate Pty will be responsible for providing written reports tracking the Company clients’ gaming content usage.

The foregoing summary is qualified in its entirety by reference to the Agreement and related statement of work, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2016, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

Item 1.02. Termination of a Material Definitive Agreement

On August 25th, 2016 the Company terminated an agreement with Universal Technology Investments Limited dated 10 April 2013.

On August 25th, 2016 the Company terminated an agreement with Articulate Pty Ltd. dated 1st June 2013.

Upon discussions with the Company’s Legal Counsel and Auditors, Management has terminated the above mentioned agreements and entered into a new agreement ‘the Strategic Partnership Agreement’ with Articulate Pty Ltd.

The basis for the termination and the entering into of the new agreement are outlined in the copy of the board resolution attached hereto as Exhibit A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elray Resources Inc.

Date: September 15, 2016	By:	/s/ Anthony B. Goodman
Anthony B. Goodman
CEO

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EXHIBIT A

RESOLUTION OF

THE BOARD OF DIRECTORS

OF

ELRAY RESOURCES INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held at Suite 401, 2 Grosvenor Street, Bondi Junction, NSW, 2030, Australia on this August 24th, 2016

The Board of Directors who was present for this meeting & took active part therein was:

Anthony Brian Goodman

Weiting Feng

WHEREAS the Company owns CRM and e-Commerce technology. The Technology consists of CRM solutions, payment gateway solutions and backend marketing solutions primarily utilized by e-Stores and gaming operators.

WHEREAS the Company has a contractual agreement with Universal Technology Investments (UTI) dated 10th April 2013, later modified by the Addendum to Consultancy Agreement dated 1st April 2015 allowing customers of UTI to utilize its technology.

WHEREAS the said addendum to Consultancy Agreement has a term of 12 months.

WHEREAS in terms of this agreement the Company was to receive a fee from Universal Technology Investments Ltd calculated on the use of third party proprietary content by its clients.

WHEREAS the use of such proprietary content is managed and facilitated by the utilization of technology provided by the Company.

WHEREAS in terms of the agreements the proprietary content was provided by third parties and paid for by ARTICULATE.

WHEREAS the Company billed UTI the Gross usage fee charged by third party content providers (inclusive of its fees) and later remitted such third party fees to ARTICULATE less the fee due to the Company.

WHEREAS the Company has a contractual agreement with Articulate Pty Ltd, dated 1st June 2013 to utilize its back office, Technical Programmers, support services and infrastructure in Australia necessary for it to carry out its contractual agreement with UTI.

WHEREAS in order to streamline and simplify the relationships, negotiations and discussions have taken place between ARTICULATE, UTI and the company wherein it is proposed that the Company enter into a new agreement with ARTICULATE 'The STRATEGIC PARTNERSHIP AGREEMENT'.

WHEREAS it has been proposed that the Company no longer act as an agent and receive funds on behalf of ARTICULATE and third Party Content Providers but simply charge ARTICULATE

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the Net fee that it is entitled to by virtue of the original agreements.

WHEREAS the Company will now only charge ARTICULATE the Net fee due to it in terms of the agreements that is calculated on the Proprietary Content Usage.

WHEREAS the new 'The STRATEGIC PARTNERSHIP AGREEMENT' with ARTICULATE will ensure that the fee charged is identical to the fees originally contained in the agreement with UTI.

WHEREAS in order to achieve a simplified and streamlined structure it has been proposed that all agreements between parties preceding the 'THE STRATEGIC PARTNERSHIP AGREEMENT' be terminated'.

WHEREAS it is proposed that the new Services agreement with Articulate 'The STRATEGIC PARTNERSHIP AGREEMENT' will now have a fixed monthly cost of $10,000 per month, 50% less than the previous monthly costs.

WHEREAS the new structure will have no impact on the net income of the Company, but rather a positive impact with respect to compliance, efficiency, monthly expenses and associated costs.

WHEREAS the board will consider authorizing the entering into the 'The STRATEGIC PARTNERSHIP AGREEMENT' with ARTICULATE and the termination of the other agreements and also authorize the officers of the Company to take all necessary actions to accomplish the foregoing.

NOW THEREFORE BE IT RESOLVED that the Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue have decided unanimously and RESOLVED that:

Said Motion is hereby passed and the corporate books, records and the secretary shall file this Resolution in the corporate records.

DATED: August 30th, 2016

A.B. Goodman

Anthony Goodman
CEO

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